Exhibit 99.1

FiveW Capital LLC

By: /s/ David Randall Winn
Name: David Randall Winn
Title: Managing Member	Date: 02/26/2021

FiveW DiscoverOrg LLC

By: /s/ David Randall Winn
Name: David Randall Winn
Title: Managing Member	Date: 02/26/2021